EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
SEPTEMBER 22, 2004

THE DRESS BARN, INC. REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

SUFFERN, NY - SEPTEMBER 22, 2004 - The Dress Barn, Inc. (NASDAQ - DBRN), one of the nation's leading women's specialty retailers offering quality career and casual fashion apparel at value prices, today reported earnings and sales for its fiscal fourth quarter and year ended July 31, 2004.

Net earnings for the fiscal fourth quarter ended July 31, 2004 were $13.5 million or $0.44 per share. This compares to a net loss of $8.0 million or $0.27 loss per share last year. Last year's fourth quarter loss resulted from a pre-tax litigation charge of $32 million that impacted earnings. Fourth quarter earnings, excluding the effect of this charge, would have been $12.5 million or $0.42 per share. The Company continues to strongly believe that there is no merit for the jury award and has appealed it. This year's fourth quarter earnings were favorably impacted by the extra reporting week as a result of the Company's fiscal year ended July 31, 2004, which included a fifty-third week.

As previously reported, net sales for the thirteen week period ended July 24, 2004 increased 4% to $196.3 million compared to $188.1 million for the same comparable period last year. Same-store sales increased 1%. Total sales for the fourteen week period ended July 31, 2004 were $208.0 million.

Net earnings for the fiscal year ended July 31, 2004 were $30.1 million or $1.00 per share. This compares to $8.0 million or $0.25 per share last year, which was impacted by the litigation charge. Excluding the effect of this charge, earnings would have been $28.5 million or $0.89 per share.

Net sales for the fifty-two week period ended July 24, 2004 increased 5% to $743.2 million compared to $707.1 million for the same comparable period last year. Same-store sales increased 2% for this period. Total sales for the fifty-three week period ended July 31, 2004 were $754.9 million.

Elliot S. Jaffe, Chairman of the Board, commented: "Our fourth quarter reflected mixed sales results. Like much of the industry, we experienced weak demand towards the back half of the quarter. We believe this slowdown was caused by a number of external factors including high energy prices, weather and ongoing geopolitical uncertainties. These factors could further impact consumer spending going forward. Nevertheless, we were generally pleased with the level of earnings achieved, which was primarily driven by improved gross profit."

"We continue to operate our business cautiously, maintaining our inventory discipline, while keeping our assortments fresh. Overall, inventory levels are current and in good shape heading into the new fall season."

As of July 31, 2004, the Company operated 776 stores (178 Dress Barn, 53 Dress Barn Woman and 545 Combination Stores) in 45 states.

As previously announced, the Company will host a conference call this afternoon at 3:00 p.m. Eastern Time to review its fourth quarter and year-end financial results.

The conference call will be webcast by CCBN and can be accessed at The Dress Barn, Inc.'s web site at www.dressbarn.com. The dial-in number is (617) 847-8706, the passcode is 51728969. A replay of the call will be available until October 8, 2004 by dialing (617) 801-6888, the passcode is 21479812.

The conference call will be recorded on behalf of The Dress Barn, Inc. and consists of copyrighted material. It may not be re-recorded, re-produced, transmitted or re-broadcast, in whole or in part, without the Company's express written permission. Accessing the call or the rebroadcast represents consent to these terms and conditions. Participation in the call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

Statements and comments made in this press release and during the scheduled conference call not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Such factors may be described in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 26, 2003 and Form 10-Q for the fiscal quarter ended April 24, 2004. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized.


CONTACT:
ARMAND CORREIA
SENIOR VICE PRESIDENT & CFO
(845) 369-4600

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
Amounts in thousands except per share amounts

                                                 Fourth Quarter Ended                        Fiscal Year Ended
                                      --------------------------------------------------------------------------------------
                                          July 31,              July 26,             July 31,              July 26,
                                              2004                  2003                 2004                  2003
                                      -------------          ------------        -------------         -------------
                                        (14 Weeks)            (13 Weeks)           (53 Weeks)            (52 Weeks)

     Net sales                            $207,975    100.0%    $188,131  100.0%     $754,903   100.0%     $707,121  100.0%
     Cost of sales, including
       occupancy and buying costs          126,715     60.9%     115,853   61.6%      476,952    63.2%      453,178   64.1%
                                      -------------          ------------        -------------         -------------
     Gross profit                           81,260     39.1%      72,278   38.4%      277,951    36.8%      253,943   35.9%
     Selling, general and
       Administrative expenses              55,468     26.7%      49,795   26.5%      207,570    27.5%      192,466   27.2%
     Depreciation expense                    7,230      3.5%       3,631    1.9%       24,645     3.2%       20,856    3.0%
     Litigation charge                           -         -      32,000   17.0%            -        -       32,000    4.5%
                                      -------------          ------------        -------------         -------------
     Operating income (loss)                18,562      8.9%    (13,148)   -7.0%       45,736     6.1%        8,621    1.2%
     Interest income                           437      0.3%         277    0.2%        2,204     0.3%        3,168    0.5%
     Interest expense                      (1,370)     -0.7%           -       -      (5,288)    -0.7%            -       -
     Other income                              382      0.2%         381    0.2%        1,526     0.2%          779    0.1%
                                      -------------          ------------        -------------         -------------
      Earnings before income taxes          18,011      8.7%    (12,490)   -6.6%       44,178     5.9%       12,568    1.8%
      Income taxes (benefit)                 4,539      2.2%     (4,498)   -2.4%       14,037     1.9%        4,524    0.7%
                                      -------------          ------------        -------------         -------------
        Net earnings (loss)                $13,472      6.5%    ($7,992)   -4.2%      $30,141     4.0%       $8,044    1.1%
                                      =============          ============        =============         =============
     Earnings (loss) per share:
          Basic:                             $0.45               ($0.27)                $1.02                 $0.26
                                      =============          ============        =============         =============
          Diluted:                           $0.44               ($0.27)                $1.00                 $0.25
                                      =============          ============        =============         =============
     Average shares outstanding
          Basic:                            29,609                29,165               29,413                31,219
                                      -------------          ------------        -------------         -------------
          Diluted:                          30,449                29,851               30,120                31,942
                                      -------------          ------------        -------------         -------------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Dollars in thousands

                                                                                   July 31,                 July 26,
                                                                                       2004                     2003
                                                                           -----------------      -------------------
ASSETS
Current Assets:
    Cash and cash equivalents                                                       $53,802                  $37,551
    Marketable securities and investments                                           122,700                  113,897
    Merchandise inventories                                                         116,912                  110,348
    Prepaid expenses and other                                                        8,898                    9,112
                                                                           -----------------      -------------------
        Total Current Assets                                                        302,312                  270,908
                                                                           -----------------      -------------------
Property and Equipment                                                              140,791                  135,904
Deferred Income Taxes                                                                 9,268                   11,255
Other Assets                                                                          8,096                    4,896
                                                                           -----------------      -------------------
   TOTAL ASSETS                                                                    $460,467                 $422,963
                                                                           =================      ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable- trade                                                        $66,776                  $65,090
     Accrued salaries, wages and related expenses                                    21,349                   18,882
     Litigation accrual                                                              36,128                   35,592
     Other accrued expenses                                                          27,089                   28,134
     Customer credits                                                                 8,970                    7,284
     Income taxes payable                                                             5,548                    7,088
     Current portion of long-term debt                                                1,033                      979
                                                                           -----------------      -------------------
        Total Current Liabilities                                                   166,893                  163,049
                                                                           -----------------      -------------------
Long-Term Debt                                                                       31,988                   33,021
Shareholders' Equity                                                                261,586                  226,893
                                                                           -----------------      -------------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $460,467                 $422,963
                                                                           =================      ===================
